SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

 The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): January 17, 2013

CAPLEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY	10018

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 17, 2013, CapLease, Inc. (“we” or the “Company”) entered into an underwriting agreement with MLV & Co. LLC, on its own behalf and as the representative of the other underwriter named therein, JMP Securities LLC. Pursuant to the terms and conditions of the underwriting agreement, the Company agreed to issue and sell 850,000 shares (the “Shares”) of 7.25% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”) to the public through the underwriters at a purchase price of $23.75 per share. The underwriters agreed to offer and sell the Shares on a “best efforts” basis. We will pay the underwriters an amount equal to 3.15% of the gross proceeds received by us in connection with the sale of shares of Series C Preferred Stock. The underwriting agreement contained customary representations and warranties, indemnification provisions and closing conditions. The foregoing description of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement filed as exhibit 1 to this Form 8-K and incorporated herein by reference. Legal opinions delivered regarding the legality of the shares of Series C Preferred Stock offered and certain tax matters are attached as exhibits 5 and 8, respectively, to this Form 8-K.

The issuance and sale of the Shares is expected to close on January 25, 2013.

Amendment to Operating Partnership Agreement

On January 24, 2013, in connection with the expected issuance and sale of the Series C Preferred Stock described above, the Company, as general partner of Caplease, LP (the “Operating Partnership”), amended the Operating Partnership’s First Amended and Restated Limited Partnership Agreement (the “Second Amendment”) to designate limited partnership units (the “Series C Preferred Units”) with substantially the same terms as the Series C Preferred Stock. The Series C Preferred Units will be issued to the Company in exchange for the contribution of the net proceeds from the Company’s sale of Series C Preferred Stock.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment filed as exhibit 10 to this Form 8-K and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On January 18, 2013, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary (“Articles Supplementary”) to its charter, classifying and designating 850,000 of its authorized capital stock as shares of the Series C Preferred Stock.

As set forth in the Articles Supplementary, the Series C Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets in the event of the Company’s liquidation, dissolution or winding up, senior to the Company’s common stock, $0.01 par value per share (the “Common Stock”), and junior to all of the Company’s existing and future indebtedness. The Series C Preferred Stock will rank pari passu with the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), the Company’s 8.375% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and any other equity securities that we may later authorize or issue that by their terms are on a parity with the Series C Preferred Stock.

Holders of the Series C Preferred Stock will be entitled to receive cumulative cash dividends at the rate of 7.25% per annum of the $25.00 per share liquidation preference, equivalent to $1.8125 per annum per share. Dividends on the Series C Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year, commencing April 15, 2013.

If the Company liquidates, dissolves or winds up its operations, holders of the Series C Preferred Stock will have the right to receive (after payment or provision for payment of all debts and other liabilities) $25.00 per share, plus all accumulated and unpaid dividends up to, but not including, the date of the payment. Holders of the Series C Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of the Common Stock or any other shares of stock that rank junior to the Series C Preferred Stock. The rights of holders of the Series C Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each parity stock, including the Series A Preferred Stock and the Series B Preferred Stock, and preferential rights of the holders of any series of shares that are senior to the Series C Preferred Stock.

The Series C Preferred Stock will not have any stated maturity and is not subject to any sinking fund or mandatory redemption provisions. We will not have the right to redeem the Series C Preferred Stock prior to January 25, 2018, except upon a “Change of Control” (as defined below) and in limited circumstances related to our continuing qualification as a real estate investment trust. At any time on and after January 25, 2018, we will have the right, at our option, to redeem the Series C Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

Upon the occurrence of a Change of Control and subject to our special optional redemption right described below, each holder of Series C Preferred Stock will have the right to convert some or all of the shares of Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) into a number of shares of Common Stock per share of Series C Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the conversion date by (2) the Common Stock Price (as defined below); and

•	8.9127 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of equivalent value of alternative consideration, as described in the Articles Supplementary.

The Share Cap will be subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of the Common Stock), subdivisions or combinations with respect to the Common Stock.

Upon such a conversion, the holders will be limited to a maximum number of shares of the Common Stock equal to the Share Cap multiplied by the number of shares of Series C Preferred Stock converted. If the Common Stock Price is less than $2.805 (which is 50% of the per-share closing sale price of the Common Stock on January 16, 2013), subject to adjustment, the holders will receive a maximum of 8.9127 shares of the Common Stock per share of Series C Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series C Preferred Stock.

In addition to the Company’s optional redemption right commencing on January 25, 2018 described above, we will have a special optional redemption right in connection with a Change of Control and holders of the Series C Preferred Stock will not have the Change of Control Conversion Right if we elect to redeem the Series C Preferred Stock in connection with the Change of Control. We will have the right, at our option, to redeem the Series C Preferred Stock, in whole or in part upon the occurrence of a Change of Control, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

A “Change of Control” occurs when the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT (the “NYSE MKT”) or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

The “Common Stock Price” will be: (1) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of the common stock is solely cash; and (2) the average of the closing prices for the common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the common stock is other than solely cash.

Holders of the Series C Preferred Stock generally will have no voting rights. However, Series C Preferred Stock holders will have limited voting rights if we fail to pay dividends on the Series C Preferred Stock for six or more quarterly periods (whether or not consecutive), or if we issue shares of capital stock senior to the Series C Preferred Stock or make changes to the terms of the Series C Preferred Stock that would be materially adverse to the rights of holders of Series C Preferred Stock.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on January 18, 2013. The Articles Supplementary are filed as Exhibit 3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this report regarding the Series C Preferred Stock is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1	Underwriting Agreement, dated January 17, 2013, between the Company and MLV & Co. LLC

3	Articles Supplementary Establishing the Rights and Preferences of the 7.25% Series C Cumulative Redeemable Preferred Stock filed on January 18, 2013 with the Maryland State Department of Assessments and Taxation (incorporated by reference to Exhibit 3.3 of the registrant’s Form 8 A filed with the Securities and Exchange Commission on January 18, 2013)

5	Opinion of Venable LLP regarding legality.

8	Opinion of Hunton & Williams LLP regarding tax matters.

10	Second Amendment to First Amended and Restated Limited Partnership Agreement of Caplease, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By: /s/ Paul C. Hughes
Paul C. Hughes
Vice President, General Counsel
and Corporate Secretary

DATE: January 24, 2013